SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) June 26, 2009
GE Dealer Floorplan Master Note Trust
CDF Funding, Inc.
GE Commercial Distribution Finance Corporation

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)
Delaware

(State or Other Jurisdiction of Incorporation

333-130782	20-1060484 (CDF Funding, Inc.)

(Commission File Number)	(I.R.S. Employer Identification No.)

5595 Trillium Boulevard, Hoffman Estates, Illinois	60192

(Address of Principal Executive Offices)	(Zip Code)
(847) 747-4043

(Registrant’s Telephone Number, Including Area Code)
No Change

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The following amendments to material definitive agreements were entered into:
     1. Supplement No. 10 to Master Indenture, dated as of June 26, 2009 (“Supplement No. 10 to Master Indenture”), among GE Dealer Floorplan Master Note Trust (the “Trust”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).
     2. Amended and Restated Series 2006-2 Indenture Supplement, dated as of June 26, 2009 (“Amended and Restated Series 2006-2 Indenture Supplement”), among the Trust and the Indenture Trustee.
     3. Amended and Restated Series 2006-4 Indenture Supplement, dated as of June 26, 2009 (“Amended and Restated Series 2006-4 Indenture Supplement”), among the Trust and the Indenture Trustee.
     4. Amended and Restated Series 2007-1 Indenture Supplement, dated as of June 26, 2009 (“Amended and Restated Series 2007-1 Indenture Supplement”), among the Trust and the Indenture Trustee.
     5. Amended and Restated Series 2007-2 Indenture Supplement, dated as of June 26, 2009 (“Amended and Restated Series 2007-2 Indenture Supplement”), among the Trust and the Indenture Trustee.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Document Description
4.1	Supplement No. 10 to Master Indenture

4.2	Amended and Restated Series 2006-2 Indenture Supplement

4.3	Amended and Restated Series 2006-4 Indenture Supplement

4.4	Amended and Restated Series 2007-1 Indenture Supplement

4.5	Amended and Restated Series 2007-2 Indenture Supplement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDF FUNDING, INC. (Registrant)
Dated: June 26, 2009	By:	/s/ John E. Peak
		Name:	John E. Peak
		Title:	Vice President